                                                                   EXHIBIT 99.1

FOR FURTHER INFORMATION:                                          TRADED:  NYSE
                                                                  SYMBOL:  ELK
Richard J. Rosebery, Vice Chairman,
Chief Financial and Administrative Officer.
and Treasurer
(972) 851-0500

PRESS RELEASE
FOR IMMEDIATE RELEASE


                        ELCOR REPORTS HIGHER FISCAL 1998
                        FIRST QUARTER SALES AND EARNINGS

DALLAS, TEXAS, October 15, 1997 . . . . Elcor Corporation announced today that earnings for the first quarter ending September 30, 1997 rose 43% to $5,394,000, or $.60 per share, from $3,768,000, or $.43 per share, in the year-ago quarter. Sales increased 14% to $73.5 million from $64.5 million last year. The company's two principal business sectors, Roofing Products and Industrial Products, both contributed to the improved operating results.

Harold K. Work, Chairman and Chief Executive Officer, said, "The Roofing Products sector saw growing demand for our Elk subsidiary's patented Enhanced High Definition(R) and Raised Profile(TM) Prestique(R) premium laminated fiberglass asphalt shingles, which resulted in a record level of shipments for these products. In addition, Elk's new Shafter, California premium laminated fiberglass asphalt shingle plant continues to make excellent progress in improving its performance and profitability. Homeowners' concerns in California that severe El Nino conditions could cause rain damage from leaky roofs sparked a strong increase in demand for our Prestique laminated shingles in the September quarter. Elk's new nonwoven fiberglass roofing mat plant at Ennis, Texas also contributed to the improved first quarter results."

Work also reported, "The company's Industrial Products segment achieved sharply higher sales and operating profits in this year's September quarter, continuing the strong turnaround which began in the June quarter of fiscal 1997. Sales were almost double the year-ago level, sparked by strong demand for Chromium Corporation's Compushield(R) Conductive Coatings used in the telecommunications and electronic equipment industries. In addition, a surge in demand for remanufactured diesel engine components used in the transportation industry, and increased use of Ortloff Engineers' technology licensing and consulting services for the natural gas processing industry also contributed to the improved results," he said.

FINANCIAL POSITION

Elcor continues to maintain a strong financial position. During the first quarter, net cash flows from operating activities of $9.2 million covered the $1.8 million spent in investing activities and permitted a $7.1 million reduction in long-term debt. Long-term debt was down 12% to $45.5 million from $51.9 million in the year-ago quarter and down 13% from $52.6 million at June 30, 1997. At September 30, 1997, shareholders' equity was $117.5 million; total capital was $163.0 million; and long-term debt as a percent of total capital was 28%, down from 33% for the same quarter last year.

OUTLOOK

"At the present time, we expect that growing demand for Elk's patented Prestique premium laminated fiberglass asphalt shingles and for our industrial products and services should substantially boost fiscal 1998 sales and earnings. We expect fiscal year earnings gains to continue to reflect greater growth in our seasonally stronger first and fourth fiscal quarters. Looking ahead to the longer term, we have made and are continuing to make the investments to expand capacity and to develop new value-added products and services in high growth niche markets that should drive strong growth in sales and earnings in the years ahead," Work concluded.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward looking statements that involve risks and uncertainties. Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to its Form 10-K for the fiscal year ended June 30, 1997 and its Form 8-K dated October 15, 1997.

                                - - - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.

PRESS RELEASE
Elcor Corporation Quarterly Results
October 15, 1997
Add Three

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)

                                                      First Quarter                        Trailing
                                                   Three Months Ended                 Twelve Months Ended
                                                      September 30,                      September 30,
                                                1997                1996          1997                   1996
                                                ----                ----          ----                   ----
SALES                                        $ 73,516            $ 64,536       $239,736               $212,470
                                             --------            --------       --------               --------
COSTS AND EXPENSES:
    Cost of sales                              55,401              50,524        183,106                163,748
    Selling, general & administrative           8,805               7,897         31,662                 30,266
    Reduction in value of assets                    0                   0              0                  1,595
    Interest expense, net                         759                 161          1,734                    319
                                             --------            --------       --------               --------
Total Costs and Expenses                       64,965              58,582        216,502                195,928
                                             --------            --------       --------               --------

INCOME BEFORE INCOME TAXES                      8,551               5,954         23,234                 16,542
Provision for income taxes                      3,157               2,186          8,606                  6,153
                                             --------            --------       --------               --------

NET INCOME                                   $  5,394            $  3,768       $ 14,628               $ 10,389
                                             ========            ========       ========               ========

NET INCOME PER SHARE                         $   0.60            $   0.43       $   1.64               $   1.17
                                             ========            ========       ========               ========

AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                 8,963               8,793          8,913                  8,844
                                             ========            ========       ========               ========

PRESS RELEASE
Elcor Corporation Quarterly Results
October 15, 1997
Add Four

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)

                                                                               September 30,
                                                                        1997                   1996
                                                                        ----                   ----
ASSETS

Cash and cash equivalents                                            $   3,242             $   2,775
Receivables, net                                                        50,826                47,301
Inventories                                                             27,909                19,479
Deferred income taxes                                                    2,433                 2,691
Prepaid expenses and other                                               1,455                   946
                                                                     ---------             ---------
    Total Current Assets                                                85,865                73,192

Property, plant and equipment, net                                     116,582               117,898
Other assets                                                             3,512                 4,289
                                                                     ---------             ---------

    Total Assets                                                     $ 205,959             $ 195,379
                                                                     =========             =========

                                                                               September 30,
                                                                        1997                   1996
                                                                        ----                   ----
LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued liabilities                             $  28,683             $  29,144
Current maturities on long-term debt                                         0                     0
                                                                     ---------             ---------
    Total Current Liabilities                                           28,683                29,144

Long-term debt, net                                                     45,500                51,900
Deferred income taxes                                                   14,276                 9,172
Shareholders' equity                                                   117,500               105,163
                                                                     ---------             ---------
    Total Liabilities and Shareholders' Equity                       $ 205,959             $ 195,379
                                                                     =========             =========

PRESS RELEASE
Elcor Corporation Quarterly Results
October 15, 1997
Add Five

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                                        For the Three Months Ended
                                                                               September 30,
                                                                        1997                   1996
                                                                        ----                   ----
CASH FLOW FROM:
OPERATING ACTIVITIES
Net income                                                           $   5,394             $   3,768
Adjustments to net income
   Depreciation and amortization                                         2,683                 1,915
   Deferred income taxes                                                   773                   879
   Changes in assets and liabilities:
      Trade receivables                                                 (7,648)               (4,819)
      Inventories                                                        5,518                 7,269
      Prepaid expenses and other                                         2,117                 1,010
      Accounts payable and accrued liabilities                             398                   550
                                                                     ---------             ---------

Net cash from operations                                                 9,235                10,572
                                                                     ---------             ---------

INVESTING ACTIVITIES
   Additions to property, plant & equipment                             (1,791)               (9,599)
   Other                                                                   (29)                  (39)
                                                                     ---------             ---------

Net cash from investing activities                                      (1,820)               (9,638)
                                                                     ---------             ---------

FINANCING ACTIVITIES
   Long-term borrowings, net                                            (7,100)               (1,100)
   Dividends on common stock                                              (794)                 (614)
   Treasury stock transactions and other, net                              120                  (189)
                                                                     ---------             ---------

Net cash from financing activities                                      (7,774)               (1,903)
                                                                     ---------             ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      (359)                 (969)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                           3,601                 3,744
                                                                     ---------             ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                           $   3,242             $   2,775
                                                                     =========             =========